UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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EASTERLY GOVERNMENT PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2017

Dear Stockholder:

You are invited to attend the 2017 annual meeting of stockholders of Easterly Government Properties, Inc., a Maryland corporation, which will be held on Tuesday, May 9, 2017, at 1:00 p.m., Eastern Time, at 2101 L Street NW, Suite 650, Washington, D.C. 20037. The annual meeting will be held for the following purposes:

1.	To elect the seven director nominees named in the proxy statement to serve on our Board of Directors until our next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.	To approve an amendment to the 2015 Equity Incentive Plan that will increase the number of shares of common stock reserved for issuance under the plan by 3,000,000 shares.

In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on March 24, 2017 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. This proxy statement and proxy card are being mailed to you on or about April 10, 2017.

By Order of our Board of Directors,

William C. Trimble, III

Chief Executive Officer, President and Director

Washington, D.C.

April 10, 2017

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card or authorize your proxy by telephone or the Internet. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy card. Please note that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from such bank, broker or other nominee.

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
Who is entitled to vote at the annual meeting?	1
What is the purpose of the annual meeting?	1
What constitutes a quorum?	1
What vote is required to approve each proposal?	2
Can I change my vote after I submit my proxy card?	2
How do I vote?	2
How is my vote counted?	3
How does the Board recommend that I vote on each of the proposals?	3
What other information should I review before voting?	3
Who is soliciting my proxy?	4

PROPOSAL 1: ELECTION OF DIRECTORS	4
The Board unanimously recommends that you vote “FOR” each of its director nominees.	4
Information Regarding the Director Nominees	4
Biographical Information Regarding Executive Officers Who Are Not Directors	7
Director Independence	8
The Board and its Committees	8
Director Compensation	9

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
Fee Disclosure	11
Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm	11
The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm	11

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE 2015 EQUITY INCENTIVE PLAN	11
General	11
Summary of Proposed Amendment	12
Summary of 2015 Equity Incentive Plan	12
Plan Benefits	15
Tax Aspects Under the Code	15
Qualified Performance-Based Compensation under Code Section 162(m)	16
Equity Compensation Plan Information	17

AUDIT COMMITTEE REPORT	18

CORPORATE GOVERNANCE MATTERS	19
Corporate Governance Profile	19
Corporate Governance Guidelines	19
Director Independence	19
Code of Business Conduct and Ethics	20
Audit Committee Financial Expert	20
Communications with the Board	20
Audit Committee Complaint Procedures	20
Director Attendance at Annual Meetings	21
Identification of Director Candidates	21
Board Leadership Structure	21
Executive Sessions of Non-Management Directors	22
Anti-Hedging and Anti-Pledging Policy	22
Risk Oversight	22

(i)

(ii)

EASTERLY GOVERNMENT PROPERTIES, INC.

2101 L STREET NW, SUITE 650

WASHINGTON, D.C. 20037

PROXY STATEMENT

FOR OUR 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2017

We are sending these proxy materials to our stockholders in connection with the solicitation of proxies by the Board of Directors, or the Board, of Easterly Government Properties, Inc., a Maryland corporation, for use at our 2017 annual meeting of stockholders to be held on Tuesday, May 9, 2017, at 1:00 p.m., Eastern Time, at 2101 L Street NW, Suite 650, Washington, D.C. 20037, or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours,” and the “Company” refer to Easterly Government Properties, Inc., unless the context otherwise requires.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 24, 2017, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

•	Proposal 1: the election of the seven director nominees named in this proxy statement to serve on the Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;

•	Proposal 2: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	Proposal 3: the approval of an amendment to the 2015 Equity Incentive Plan that will increase the number of shares of common stock reserved for issuance under the plan by 3,000,000 shares.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of the record date, there were 36,991,430 shares outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

In respect of Proposal 1, a director nominee is elected if he or she receives a plurality of all the votes cast in the election of directors at the annual meeting at which a quorum is present. This means that the seven director nominees will be elected if they receive more votes than any other person at the meeting. If you vote to “Withhold” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting. With respect to Proposal 1, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the election of directors.

A majority of all of the votes cast at the annual meeting at which a quorum is present is required for approval of each of Proposal 2 and Proposal 3. Abstentions and broker non-votes with respect to Proposal 2 will not be counted as votes cast and will have no effect on the votes for this proposal. With respect to the approval of an amendment to the 2015 Equity Incentive Plan as set forth in Proposal 3, abstentions are considered votes cast under applicable New York Stock Exchange, or NYSE, rules and thus will have the same effect as a vote against the proposal, but broker non-votes are not considered votes cast.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	properly submitting to us a proxy with a later date; or

•	appearing in person and voting by ballot at the annual meeting.

If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

How do I vote?

Voting in Person at the Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, LLC, and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in “street name,” and you wish to vote in person at the annual meeting, you will need to obtain a legal proxy from the bank, broker or other nominee that holds your shares of record.

Voting by Proxy. If your shares are registered directly in your name with our transfer agent, the proxy materials were mailed directly to you by us. In that case, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

Vote online. You can access proxy materials and vote at www.viewproxy.com/easterlygvtprop/2017. To vote online, you must have a stockholder identification number provided in the enclosed proxy card.

Vote by telephone. You also have the option to vote by telephone by following the “Vote by Phone” instructions on the enclosed proxy card.

Vote by regular mail. If you would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you properly marked, signed, dated and returned the proxy card mailed to you, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement, “for” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and “for” the approval of an amendment to the 2015 Equity Incentive Plan that will increase the number of shares of common stock reserved for issuance under the plan by 3,000,000 shares. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, since no stockholder proposals or nominations were received on a timely basis, no such matters will be brought to a vote at the annual meeting.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•	FOR Proposal 1: the election of each of Darrell W. Crate, William C. Trimble, III, Michael P. Ibe, William H. Binnie, Cynthia A. Fisher, Emil W. Henry, Jr. and James E. Mead as directors to serve on the Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;

•	FOR Proposal 2: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	FOR Proposal 3: the approval of an amendment to the 2015 Equity Incentive Plan that will increase the number of shares of common stock reserved for issuance under the plan by 3,000,000 shares.

What other information should I review before voting?

Our 2016 annual report, including our consolidated financial statements for the fiscal year ended December 31, 2016, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, copies of our 2016 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which contains additional information about the Company, on our website at www.easterlyreit.com. To access these filings, go to the “Investor Relations—Financial Information” page on our website, and then click on “SEC Filings.” You may also read and copy any document we file at the Public Reference Room of the Securities and Exchange Commission, or SEC, located at 100 F Street, N.E., Washington, DC 20549. Call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, these reports and the other documents we file with the SEC are available at a website maintained by the SEC at http://www.sec.gov. The 2016 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of seven members each serving for a term of one year and until their successors are duly elected and qualified. Pursuant to our charter, our directors will be elected annually by our stockholders to serve until the next annual meeting or until their successors are duly elected and qualified. Our bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law which is one and, except as set forth in our charter and our bylaws, more than 15.

At the 2017 annual meeting, all of the directors will be elected to serve until the 2018 annual meeting and until their successors are duly elected and qualified. The Board, upon the recommendation of the nominating and corporate governance committee, has nominated Darrell W. Crate, William C. Trimble, III, Michael P. Ibe, William H. Binnie, Cynthia A. Fisher, Emil W. Henry, Jr. and James E. Mead to serve as directors. Each of these nominees is a current director of the Company. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select.

We will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote “FOR” each of its director nominees.

Information Regarding the Director Nominees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the 2017 annual meeting, based upon information furnished by each director. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director.

Name	Age	Position
William C. Trimble, III	55	Chief Executive Officer, President and Director
Darrell W. Crate	50	Chairman of the Board of Directors
Michael P. Ibe	70	Director, Vice Chairman of the Board of Directors and Executive Vice President—Development and Acquisitions
William H. Binnie	59	Lead Independent Director*
Cynthia A. Fisher	56	Director*
Emil W. Henry, Jr.	56	Director*
James E. Mead	57	Director*

*	We have determined that these directors qualify as “independent” under the standards of the NYSE and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

William C. Trimble, III, 55, serves as our Chief Executive Officer, President and a member of our board of directors. Mr. Trimble co-founded Easterly Partners, LLC and had been its chief executive officer and managing partner from August 2011 until our initial public offering completed in February 2015. Prior to joining Easterly Partners, LLC, Mr. Trimble served from April 2009 to August 2011 as the chief operating officer and as a member of the Investment Committee of PRP, LLC, an investment management firm that managed funds that invested in properties leased to the U.S. General Services Administration, or GSA. Mr. Trimble also spent ten years as head of client relations for Red Comb, LLC, a Baltimore, Maryland-based asset management firm specializing in domestic, small capitalization equity securities. Mr. Trimble previously spent five years as head of marketing and a member of the Investment Committee of Winston Capital Management in McLean, Virginia. In 1994, he co-founded the Winston Growth Fund, a long-short equity fund of funds. Mr. Trimble’s board memberships presently include serving as chairman of the board of the Aircraft Owners and Pilots Association, a global organization supporting general aviation, and as a member of the boards of Bessemer Securities Corporation and The Bessemer Trust Company, N.A. Mr. Trimble earned his MBA and BA from Duke University in Durham, North Carolina.

Darrell W. Crate, 50, serves as Chairman of our board of directors. Since June 2011, Mr. Crate has served as managing partner of Easterly Capital, LLC, a firm he founded in September 2009 to make personal private equity investments and as chairman of the board of Easterly Acquisition Corp, a NASDAQ listed company, since July, 2015. Mr. Crate has also served as managing principal of Easterly, LLC since 2016. Easterly, LLC was established to make permanent capital investments on behalf of institutional clients with a focus on the commercialization of fast growing, non-bank finance and asset management companies. Prior to the completion of our initial public offering Mr. Crate also served as a managing partner and member of the Investment Committee of Easterly Partners, LLC, which he co-founded as a portfolio company of Easterly Capital, LLC. From 1998 to May 2011, Mr. Crate served as the chief financial officer of Affiliated Managers Group, Inc., a publicly-traded asset management holding company. Mr. Crate was previously a managing director of the Financial Institutions Group of the Chase Manhattan Corporation based in London and New York, focusing exclusively on investment management firms. Mr. Crate’s board memberships presently include serving as a member of the executive committee of the board of trustees of Bates College, as the vice chairman of the Aircraft Owners and Pilots Association, a global organization supporting general aviation, and as the treasurer of the International Yacht Restoration School. Mr. Crate is also on the advisory board of the Robert F. Kennedy Children’s Action Corps, an organization that advocates for children encumbered in the juvenile justice system. Mr. Crate earned his MBA from Columbia Business School and his BA from Bates College.

Michael P. Ibe, 70, serves as our Executive Vice President—Development and Acquisitions and as Vice Chairman of our board of directors. Mr. Ibe co-founded Western Devcon in 1987 and has since then served as president, where he has been primarily responsible for all phases of acquisition and development in each endeavor, including build-to-suit GSA-leased properties of Western Devcon and its affiliates. His experience related to construction dates back to 1980, when he served as vice president of construction at Ibe Investments, a family-owned real estate company specializing in high-density residential developments in Phoenix, Arizona and luxury single-family developments in San Diego, California. From 1970 to 1980, Mr. Ibe served as a contract administrator and later a vice president and general manager, of Lampco Industries, a San Diego, California manufacturer of precision components for jet engines and nuclear reactors. Mr. Ibe attended Mesa College and San Diego State University.

William H. Binnie, 59, is the Lead Independent Director. Since 1996, Mr. Binnie has served as president and chief executive officer of Carlisle Capital Corporation, a private investment and management company with a focus on media and real estate businesses. Mr. Binnie served as chairman of the board, founder and chief executive officer of Carlisle Plastics, Inc., a NYSE company that was a consumer company producing products made from plastic, from 1984 until its acquisition by Tyco International Ltd. in 1996. Mr. Binnie is the chairman of NH1 News as well as president of 19 radio stations and 3 television stations in the Carlisle Media organization. Mr. Binnie was also a candidate for the U.S. Senate from New Hampshire in 2010. Mr. Binnie currently serves as the chairman of the board of directors of Sturbridge Yankee Workshop, Inc., a mail order company specializing in furniture and consumer products for the home based in Portland, Maine. Mr. Binnie earned his MBA from Harvard Business School and his AB from Harvard University and is a former member of the Board of Overseers of Harvard University.

Cynthia A. Fisher, 56, is a Director. In 2011, Ms. Fisher founded, and currently serves as managing director of, WaterRev, LLC, an investment company focused on innovative technology companies that enable sustainable practices of water use. In 1992, Ms. Fisher founded ViaCord, Inc., a cord blood stem cell banking company, and served as chief executive officer of ViaCord, Inc. from 1993 to 2000. In 2000, she founded ViaCell, Inc., a cellular medicines company and successor to ViaCord, Inc. which went public in 2005. Ms. Fisher served as ViaCell, Inc.’s president from 2000 to 2001 and as a member of its board of directors until 2002. Since 2005, Ms. Fisher has been a private independent investor and consultant to various corporate boards and executive management teams. Ms. Fisher’s board memberships presently include serving on the board of directors of The Boston Beer Company, Inc., a NYSE listed company, the board of directors of Water.org, the board of FitMoney, Inc., the Harvard Medical School Discovery Advisory Council and the board of advisors for the Micheli Center for Sports Injury Prevention. Ms. Fisher earned her MBA from Harvard University and an Honorary Doctorate of Science as well as her BS from Ursinus College.

Emil W. Henry, Jr., 56, is a Director. Mr. Henry is a former assistant secretary of the U.S. Treasury for Financial Institutions and currently is the chief executive officer of Tiger Infrastructure Partners, a private equity firm he founded that is focused on infrastructure investment opportunities. Prior to founding Tiger Infrastructure Partners in 2009, Mr. Henry was head of the Lehman Brothers Private Equity Infrastructure businesses, where he oversaw infrastructure investments. In 2005, Mr. Henry was appointed assistant secretary of the U.S. Treasury for Financial Institutions by the President of the United States. Until his departure in 2007, he was a key advisor to two Treasury secretaries on economic, legislative and regulatory matters affecting U.S. financial institutions and markets. Before joining the U.S. Treasury, Mr. Henry was a partner of Gleacher Partners LLC, an investment banking and investment management firm, where he served as chairman of asset management and managing director, and where he oversaw the firm’s investment activities. Before attending business school, Mr. Henry was a member of the principal investing arm of Morgan Stanley, where he was involved in the execution of leveraged buyouts on the firm’s behalf. Mr. Henry’s board memberships presently include StoneCastle Financial Corp, a NASDAQ listed company, as well as the boards of a number of private portfolio investments of Tiger Infrastructure Partners. He is also a member of the Council on Foreign Relations. Mr. Henry earned his MBA from Harvard Business School and his BA in Economics from Yale University.

James E. Mead, 57, is a Director. Mr. Mead served as the executive vice president and chief financial officer of SL Green Realty Corp., a NYSE listed REIT, from 2010 until 2015, where he was responsible for finance, capital markets, investor relations and administration. Before joining SL Green Realty Corp., from 2004 to 2010,

Mr. Mead was executive vice president and chief financial officer of Strategic Hotels & Resorts, Inc., a NYSE listed hotel REIT with properties in the United States, Mexico and Europe, where he directed strategic planning and was responsible for debt and equity financing activities, investor relations, accounting, and domestic and international tax. From 1993 until 1999, Mr. Mead was at the California-based apartment REIT Irvine Apartment Communities, Inc., where in addition to his responsibilities as chief financial officer, he headed the company’s property management division. Mr. Mead also worked as head of capital markets for The Irvine Company, a 150 year-old California land development company, where he directed the initial public offering of Irvine Apartment Communities, Inc., an affiliate of The Irvine Company. Mr. Mead previously worked at JP Morgan in investment banking in New York. Mr. Mead presently serves on the board of advisors of Tulane University’s School of Science and Engineering. Mr. Mead earned his MBA from the University of Virginia Colgate Darden School of Business Administration and his BSE from Tulane University.

Biographical Information Regarding Executive Officers Who Are Not Directors

As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position
Meghan G. Baivier	37	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Alison M. Bernard	31	Executive Vice President and Chief Accounting Officer
Ronald E. Kendall	62	Executive Vice President—Government Relations

Meghan G. Baivier, 37, serves as our Executive Vice President, Chief Financial Officer and Chief Operating Officer. Ms. Baivier has served as our Executive Vice President and Chief Operating Officer since joining our company in May 2015 and as our Chief Financial Officer since March 2016. Prior to joining our company, Ms. Baivier served as Vice President of Citigroup’s Real Estate and Lodging Investment Banking group, from August 2010 to April 2015, where she was involved in a wide range of financial advisory and capital markets transactions. From March 2005 to June 2007, Ms. Baivier was an Equity Research Associate with Chilton Investment Co. Ms. Baivier was also previously employed by Fidelity Management and Research as a High Yield Research Associate from September 2001 to February 2005. Ms. Baivier earned her MBA from Columbia Business School where she was awarded the prestigious Feldberg Fellowship and her BA from Wellesley College.

Alison M. Bernard, 31, serves as our Executive Vice President and Chief Accounting Officer. Ms. Bernard served as our Chief Financial Officer from our initial public offering in February 2015 to March 2016, when she transitioned to our Chief Accounting Officer. Ms. Bernard previously was chief financial officer of Easterly Capital since December 2011 and of Easterly Partners, LLC since April 2012. Prior to that, Ms. Bernard was a financial professional at Summit Partners, a growth equity investment firm, in the General Partner Services Group from February 2011 to December 2011. Ms. Bernard was also previously employed by PricewaterhouseCoopers LLP, a global professional services firm, where she performed a broad range of audit functions in the assurance practice from August 2008 through February 2011. Ms. Bernard earned her MS from Boston College and her BA from the College of the Holy Cross. Ms. Bernard is also a licensed CPA.

Ronald E. Kendall, 62, serves as our Executive Vice President—Government Relations. Prior to joining our company, from February 2011, Mr. Kendall served as president of Ron Kendall & Associates, a company that provided strategic and tactical consulting to organizations pursuing or renewing federal real estate contracts. From March 2010 to January 2011, Mr. Kendall was staff director of the Transportation and Infrastructure Committee at the U.S. House of Representatives, Subcommittee on Economic Development, Public Buildings and Emergency Management within the Transportation and Infrastructure Committee. Prior to that, Mr. Kendall served as the director of facilities planning and special assistant to the assistant director for Facilities and Security of the Administrative Office of the Courts from August 2005 to March 2010. From 1978 to 2004, Mr. Kendall worked in the GSA Public Buildings Service, in a variety of positions, including leasing chief in the

National Capital Region, chief asset officer, and director of national leasing policy. Mr. Kendall is a member of the board of directors of the Woodside Child Care Association, and of the National Federal Development Association. He also serves as a contributing editor of The Journal of Government Real Estate. Mr. Kendall earned his MPA from American University and his BA from the University of Rochester.

Director Independence

Our Board has determined that each of the following, constituting a majority of our Board, is an “independent director” as defined by the NYSE rules: William H. Binnie, Cynthia A. Fisher, Emil W. Henry, Jr., and James E. Mead. Our independent directors meet regularly in executive sessions without the presence of our officers and non-independent directors.

The Board and its Committees

Our Board has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees currently is composed exclusively of independent directors, in accordance with the NYSE listing standards. The principal functions of each committee are briefly described below. The current charters for each of the audit committee, compensation committee and nominating and corporate governance committee are available on our website at www.easterlyreit.com under the “Investor Relations—Corporate Governance—Governance Guidelines” section. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our company. The Board held six meetings in 2016. Our audit committee met four times in 2016. Our compensation committee met five times in 2016. Our nominating and corporate governance committee met four times in 2016. Each of our directors attended 100% of the aggregate of (i) the number of the meetings of the Board which were held during the period that such person served on the Board and (ii) the number of meetings of committees of the Board held during the period that such person served on such committee.

Audit Committee

Our audit committee consists of three of our directors, each of whom is an independent director. The chairman of our audit committee, Mr. Mead, qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. The Board has determined that each of the audit committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have an audit committee charter, which details the principal functions of the audit committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the performance of our internal audit function; and

•	our overall risk assessment and management.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in this proxy statement. Additional information regarding the functions performed by our audit committee is set forth in the audit committee report. Mr. Mead is the chair and Ms. Fisher and Mr. Henry serve as members of the audit committee.

Compensation Committee

Our compensation committee consists of four of our directors, each of whom is an independent director. We have a compensation committee charter, which details the principal functions of the compensation committee, including the following:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

•	reviewing and approving the compensation of other senior officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation and equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement, when required by applicable SEC rules; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Mr. Binnie is the chair and Ms. Fisher, Mr. Henry and Mr. Mead serve as members of the compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of three of our directors, each of whom is an independent director. We have adopted a nominating and corporate governance committee charter that details the principal functions of the nominating and corporate governance committee, including:

•	identifying and recommending to the full Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•	recommending to the Board nominees for each committee of the Board;

•	annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	annually reviewing and making recommendations to the Board regarding revisions to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

Ms. Fisher is the chair and Mr. Binnie and Mr. Henry serve as members of the nominating and corporate governance committee.

Director Compensation

In 2016, we paid to each of our non-employee directors an annual retainer equal to approximately $150,000, consisting of $75,000 payable in equal bi-annual cash installments and a grant of shares of restricted stock having a value of $74,995 following the 2016 annual meeting. We also reimbursed each of our directors for travel expenses incurred in connection with his or her attendance at full Board and committee meetings.

In order to encourage our non-employee directors to acquire a significant equity stake in us and to align our non-employee directors and stockholders, at each annual stockholder meeting we expect to grant each of our non-employee directors shares of restricted common stock under our 2015 Equity Incentive Plan with a value of approximately $75,000 which will vest upon the earlier of the anniversary of the date of grant or the next annual stockholder meeting.

Directors of our company who are also employees receive no additional compensation for their services as directors.

The following table sets forth information regarding the compensation paid to our non-employee directors during the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
William H. Binnie	$75,000	$74,995	$149,995
Cynthia A. Fisher	75,000	74,995	149,995
Emil W. Henry, Jr.	75,000	74,995	149,995
James E. Mead	75,000	74,995	149,995

(1)	In connection with our 2016 annual stockholder meeting, we granted shares of restricted stock to our non-employee directors pursuant to our 2015 Equity Incentive Plan. Such awards will vest upon the earlier of the anniversary of the date of grant or the next annual stockholder meeting. Amounts shown reflect the aggregate grant date fair value of shares of restricted stock issued to each director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation—Stock Compensation,” or ASC Topic 718, disregarding the estimate of forfeitures.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification at the 2017 annual meeting. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our formation in 2014 and is considered by our management to be well-qualified. PricewaterhouseCoopers LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires, and will be available to respond to appropriate questions.

A majority of all of the votes cast at the annual meeting at which a quorum is present is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. We will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have no effect on this proposal.

Fee Disclosure

Audit and Non-Audit Fees. The aggregate fees billed to us by PricewaterhouseCoopers LLP, an independent registered public accounting firm, for the indicated services for the years ended December 31, 2016 and 2015 were as follows:

	2016	2015
Audit fees(1)	$735,633	$1,213,126
Audit related fees(2)	45,000	–
Tax fees(3)	198,633	49,540
All other fees(4)	1,800	1,800

Total	$981,066	$1,264,466

(1)	Audit fees consist of fees for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements, including in connection with our initial public offering that occurred in February 2015 and the filing of our registration statement on Form S-11, and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit related fees consist of fees for professional services performed by PricewaterhouseCoopers LLP related to SX Rule 3-14 audits in connection with acquisitions.
(3)	Tax fees consist of fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice and tax planning.
(4)	All other fees consists of fees for subscription access to an accounting and auditing research library.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Our audit committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, or a designated audit committee member. These services may include audit services, audit-related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the audit committee, or a designated audit committee member. Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE 2015 EQUITY INCENTIVE PLAN

General

The Board believes that equity awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company, Easterly Government Properties LP, our operating partnership, and their subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and our stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The Board proposes and recommends that stockholders approve an amendment to the 2015 Equity Incentive Plan, or the 2015 Plan, increasing the number of shares of common stock that may be issued under the plan by 3,000,000 shares. A majority of all of the votes cast at the annual meeting at which a quorum is present will be required for approval. Abstentions are considered votes cast under applicable NYSE rules and thus will have the same effect as a vote against the proposal, but broker non-votes will not be considered votes cast.

Summary of Proposed Amendment

Under the 2015 Plan, 2,273,959 shares of common stock were originally reserved for issuance. As of March 31, 2017, 376,472 shares of our common stock are available for future grants. On February 22, 2017, the Board approved an amendment to the 2015 Plan, subject to the approval of our stockholders, to increase the aggregate number of shares authorized for issuance under the 2015 Plan by 3,000,000 shares to 5,273,959 shares of our common stock. If approved by the stockholders, the amendment will become effective on May 9, 2017.

The Board approved the amendment to the 2015 Plan based on its belief that the number of shares available under the existing 2015 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Board believes that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to attract and retain independent directors, executive officers and other key employees.

The compensation committee (which administers the 2015 Plan) recognizes its responsibility to strike a balance between stockholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contributions are critical to the long-term success of the Company.

The compensation committee believes that the additional shares are necessary for the Company to offer a competitive equity incentive program. The 2015 Plan is the Company’s only active employee equity incentive plan and the current number of shares remaining available for grant is insufficient to provide any further meaningful recruitment or retention benefit to prospective or current employees. If stockholders do not approve the proposed increase in shares authorized under the plan, the Company believes that it will be precluded from successfully attracting and retaining the best possible talent.

We are seeking stockholder approval of the amendment to the 2015 Plan to satisfy NYSE listing rules relating to equity compensation plans, and the stockholder approval requirements under the Code relating to incentive options and the performance-based compensation exception under Section 162(m) of the Code. The material terms of the 2015 Plan are therefore summarized below.

Summary of 2015 Equity Incentive Plan

The statements contained in the following summary are qualified by reference to the 2015 Plan. A copy of the 2015 Plan, including the proposed amendment, is attached as Appendix A to this Proxy Statement.

Plan Administration. The 2015 Plan may be administered by our Board, our compensation committee or a similar committee comprised of at least two non-employee directors (in either case, the “Administrator”). Our compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Plan. Our compensation committee may delegate to our Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2015 Plan are those full or part-time officers, employees, non-employee directors and other key persons as selected from time to time by our compensation committee in its discretion. As of March 31, 2017, we had a total of 27 employees and four non-employee directors, all of whom are eligible to participate in the 2015 Plan.

Types of Equity-Based Awards. The 2015 Plan permits us to make grants of options, stock appreciation rights, restricted stock units, restricted stock, unrestricted stock, dividend equivalent rights, cash-based awards, performance-based awards and other equity-based awards, including LTIP units, or any combination of the foregoing.

Stock Options. The 2015 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2015 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons ineligible to receive incentive options and to independent directors, consultants and advisors. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing sale price of the shares of common stock on the NYSE on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2015 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and are not subject to restrictions. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years. The exercise price of a stock appreciation right may not be reduced after the date of the grant, other than to appropriately reflect changes in our capital structure.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The Administrator may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Administrator may also grant shares of common stock that are free from any restrictions under the 2015 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards. The Administrator may grant performance share awards to any participant, which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the Administrator shall determine.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. However, dividend equivalent rights may not be granted with respect to stock options or stock appreciation rights. Dividend equivalent rights granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Administrator may grant cash bonuses under the 2015 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Sale Event Provisions. The 2015 Plan provides that upon the effectiveness of a “sale event” as defined in the 2015 Plan, the parties to the sale event may agree that awards granted under the 2015 Plan will be assumed or continued by the successor entity. If the awards are not assumed, all stock options and stock appreciation rights will automatically become fully exercisable, the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived and, upon the effective time of the sale event, the 2015 Plan and all outstanding awards will terminate. In such case, except as otherwise provided by the Administrator in the award agreement or in any other written agreement between the Company and a participant, awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Administrator’s discretion or as provided in the award agreement.

In addition to or in lieu of the treatment described above, the Administrator may, (1) upon written notice to affected participants, provide that one or more stock options or stock appreciation rights then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such stock options and stock appreciation rights shall terminate or (2) provide that one or more stock options and stock appreciation rights then outstanding shall be terminated, in whole or in part, in exchange for a cash payment equal to the excess of the fair market value (as determined by the Administrator in its sole discretion) of the shares subject to such option or stock appreciation right over the exercise price thereof.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2015 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2015 Plan, to certain limits in the 2015 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2015 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting of an award, a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount. The Administrator may also require that awards be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination. The Board may at any time amend or discontinue the 2015 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. The Board, in its discretion, may determine to make any amendments subject to approval by our stockholders for purposes of complying with applicable stock exchange requirements, ensuring the qualified status of incentive options or ensuring that compensation earned under the 2015 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In no event may the Administrator reduce the exercise price of outstanding stock options or stock appreciation rights or effect the repricing of stock options or stock appreciation rights through cancellation and re-grants or cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price.

Plan Benefits

Because the grant of awards under the 2015 Plan is within the discretion of the compensation committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2015 Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2015 Plan. It does not describe all federal tax consequences under the 2015 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2015 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2015 Plan is structured to allow certain awards to qualify as performance-based compensation.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2015 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2015 Plan provides that the Administrator may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total shareholder return; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our common stock, (4) funds from operations or similar measure, (5) sales or revenue, (6) acquisitions or strategic transactions, (7) operating income, (8) return on capital, assets, equity, or investment, (9) occupancy rates, (10) expense, (11) margins, (12) earnings (loss) per share of our common stock, (13) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed the maximum number of shares of common stock that may be issued under the 2015 Plan (subject to adjustments for stock splits and similar events) or $5.0 million in the case of a performance-based award that is a cash-based award for any performance cycle.

Equity Compensation Plan Information

The following table summarizes certain information about our equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table) (c)
Equity compensation plans approved by stockholders(1)(2)	1,852,000	$–	379,164
Equity compensation plans not approved by stockholders	–	–	–

Total	1,852,000	$–	379,164

(1)	The amount in column (a) includes 1,852,000 LTIP units issued under the 2015 Plan that, upon the satisfaction of certain performance and other conditions, are convertible into common units, which may then be redeemed for cash, or, at our option, an equal number of shares of common stock, subject to certain restrictions. There is no exercise price associated with LTIP units.
(2)	The amount in column (c) excludes the number of LTIP units referenced in column (a) and 42,795 shares of restricted common stock issued under the 2015 Plan.

The Board unanimously recommends a vote “FOR” the approval of an amendment to the 2015 Equity Incentive Plan that will increase the number of shares of common stock reserved for issuance under the plan by 3,000,000 shares.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the audit committee of the Board of Directors of Easterly Government Properties, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2016 as follows:

1.	the audit committee has reviewed and discussed with management the audited financial statements of Easterly Government Properties, Inc. for the fiscal year ended December 31, 2016;

2.	the audit committee has discussed with representatives of PricewaterhouseCoopers LLP the matters required to be discussed with them by Auditing Standard No. 16, “Communications with audit committees,” as adopted by the Public Company Accounting Oversight Board; and

3.	the audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Submitted by our Audit Committee

James E. Mead (Chairman)

Cynthia A. Fisher

Emil W. Henry, Jr.

CORPORATE GOVERNANCE MATTERS

We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the “Investor Relations—Corporate Governance” section of our website at www.easterlyreit.com to view or to obtain copies of our committee charters, Code of Business Conduct and Ethics, and Corporate Governance Guidelines. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Business Conduct and Ethics, and Corporate Governance Guidelines by directing your request in writing to Easterly Government Properties, Inc., 2101 L Street NW Suite 650, Washington, DC 20037, Attention: Investor Relations. Additional information relating to the corporate governance of the Company also is included in other sections of this proxy statement.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board is not staggered, meaning that each of our directors is subject to re-election annually;

•	a majority of our directors are independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC;

•	we have opted out of the business combination and control share acquisition provisions of the Maryland General Corporation Law, or MGCL, and certain provisions of Title 3, Subtitle 8 of the MGCL, each of which we may not opt in without stockholder approval;

•	we do not have a stockholder rights plan and, in the future, we do not intend to adopt a stockholder rights plan unless our stockholders approve in advance the adoption of a plan or, if adopted by our board of directors, we then submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption or the plan will terminate; and

•	we have entered into a director nomination agreement, which is described in more detail under “Certain Relationships and Related Transactions—Director Nomination Agreement,” pursuant to which Michael P. Ibe will have the right to nominate one member of our Board and the right to designate one board observer who may attend meetings of the Board for so long as he owns shares of our common stock and limited partnership interests, or common units, in Easterly Government Properties LP, our operating partnership, representing at least 10% of our common stock on a fully diluted basis.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and committees, related person transaction approval and disclosure policy, and stockholder rights plan. Our nominating and corporate governance committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Director Independence

The Board has determined that each of our current directors, except for Messrs. Crate, Trimble and Ibe, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of our director independence standards, which reflect the NYSE director independence standards, as currently in effect. Furthermore, the Board has determined that each of the members of each of the audit committee, the compensation committee and the nominating and corporate governance committee has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of our director independence standards.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. Our Code of Business Conduct and Ethics is posted on the “Investor Relations—Corporate Governance” section of our website at www.easterlyreit.com. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics that apply to any of our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Audit Committee Financial Expert

The Board has determined that James E. Mead qualifies as an “audit committee financial expert,” as defined in Item 401(h) of SEC Regulation S-K.

Communications with the Board

We have a process by which stockholders and other interested parties may communicate with the non-employee directors, both individually and as a group, through the Board’s Lead Independent Director. In cases where stockholders or other interested parties wish to communicate directly with non-employee directors, messages can be sent in writing or by email to: William H. Binnie, Lead Independent Director, Easterly Government Properties, Inc., c/o Executive Vice President, Chief Financial Officer and Chief Operating Officer, 2101 L Street NW, Suite 650, Washington, D.C. 20037, Email: leadindependentdirector@easterlyreit.com. Under the Company’s stockholder communications policy, the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer acts as agent for the Lead Independent Director in facilitating direct communications to the non-employee directors, forwarding such communications to the Lead Independent Director. Any such communications may be made anonymously.

Audit Committee Complaint Procedures

Our audit committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Director Attendance at Annual Meetings

All members of the Board are expected to attend our annual meetings of stockholders in person, unless doing so is impracticable because of unavoidable conflicts.

Identification of Director Candidates

Our nominating and corporate governance committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our nominating and corporate governance committee has adopted a written policy on the criteria and process of identifying and reviewing director candidates.

At a minimum, the nominating and corporate governance committee must be satisfied that each director candidate (i) has experience at a strategic or policymaking level in a business, legal, accounting, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, (iii) is well regarded in the community and shall have a reputation for the highest ethical and moral standards and (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve.

In addition to the minimum qualifications for each nominee set forth above, the nominating and corporate governance committee must recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board will be “independent” in accordance with the standards established pursuant to Section 303A of the NYSE Listed Company Manual, (ii) each of its audit, compensation and nominating and corporate governance committees will be comprised entirely of independent directors, and (iii) at least one member of the audit committee will have accounting or related financial management expertise.

Finally, in addition to any other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the Board, the nominating and corporate governance committee may, but is not required to, consider (i) whether the nominee has direct experience in the real estate industry, particularly in the office real estate or government-leasing industry, and (ii) whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Our nominating and corporate governance committee may consider director candidates recommended by our stockholders. Our nominating and corporate governance committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee. No director candidates were recommended by our stockholders for election at the 2017 annual meeting.

Board Leadership Structure

Our Board currently is comprised of four independent and three non-independent directors. Darrell W. Crate serves as Chairman of the Board and Michael P. Ibe serves as Vice Chairman of the Board. The Board has appointed William H. Binnie, one of the independent directors, to serve as Lead Independent Director. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, will benefit the Company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current Board leadership structure is optimal for us because it demonstrates to our employees and other stakeholders that the Company is under strong leadership.

The Lead Independent Director has the following responsibilities:

•	presiding at all meetings of the Board at which the Chairman and Vice Chairman is not present, including executive sessions of independent directors;

•	serving as liaison between the Chairman and the independent directors;

•	approving information sent to our Board;

•	approving Board meeting agendas;

•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; and

•	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Our Lead Independent Director also has the authority to call meetings of the independent directors.

We believe that the Lead Independent Director is an integral part of the Board’s structure that promotes strong, independent oversight of our management and affairs.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines require the independent directors to meet at regularly scheduled executive sessions without management participation and at least once each year. The Lead Independent Director presides at those meetings. In accordance with such requirement, our independent directors meet in executive sessions from time to time on such a basis.

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives have engaged in any pledging transactions with respect to our stock except as noted in “Security Ownership of Certain Beneficial Owners and Management.” Under our policies no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the nominating and corporate governance committee.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities or securities convertible into Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the nominating and corporate governance committee, other than common units received as part of the formation transactions in accordance with a contractual right to pledge such common units under the terms of the applicable contribution agreement.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the audit committee oversight of the Company’s risk management process. Among its duties, the audit committee reviews with management (a) the Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

In addition, our compensation committee considers the risks to the Company’s stockholders and to achievement of our goals that may be inherent in the Company’s compensation program.

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for company-wide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

EXECUTIVE COMPENSATION

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups (JOBS) Act. As such, we are permitted to meet the disclosure requirements of Item  402 of Regulation S-K by providing the reduced disclosures required of a smaller reporting company.

Compensation Philosophy

We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for our executive officers while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. Our compensation program is designed to (i) attract and retain talented and experienced executives in our industry; (ii) motivate our executives whose knowledge, skills and performance are critical to our success; (iii) align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases; and (iv) encourage our executive officers to achieve meaningful levels of ownership of our stock. We have designed our executive compensation programs to include three principal elements – base salary, annual cash incentive bonus and long-term equity incentives, in the form of restricted stock and performance-based LTIP unit awards, which are integrated into our compensation programs and are intended to achieve different objectives.

Although the Company does not use “benchmarks” with respect to individual compensation levels, the compensation committee regularly reviews the compensation practices of a group of our peer companies, consisting of public company REITs that are similar in size to us, defined by total capitalization, and/or have recently completed their initial public offering. The compensation committee also reviews evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. In addition, in 2016, the compensation committee engaged the services of FPL Associates, L.P. (“FPL”), a nationally-recognized compensation consulting firm specializing in the real estate industry, to assist the compensation committee in applying our compensation philosophy for our executive officers, assessing the competitiveness and appropriateness of compensation levels for our executive officers and making specific recommendations to the compensation committee for base salary, annual incentives and equity-based awards for the executives. In determining annual cash incentive bonus amounts, we consider a number of subjective and objective factors such as FFO or similar measure, total shareholder return, and acquisitions or strategic transactions.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our Chief Executive Officer and each of our three other most highly compensated executive officers during the fiscal years ended December 31, 2015 and December 31, 2016, whom we refer to collectively as our “named executive officers.”

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
William C. Trimble, III	2016	$351,346	$750,000	–	$3,823	$1,105,169
Chief Executive Officer and President	2015	223,077	250,000	2,921,790	2,427	3,397,294
Meghan G. Baivier	2016	301,154	600,000	566,000	6,473	1,473,627
Executive Vice President, Chief Financial Officer and Chief Operating Officer	2015	146,250	71,800	346,800	–	564,850
Michael P. Ibe	2016	200,769	425,000	–	6,023	631,792
Director, Vice Chairman of the Board of Directors and Executive Vice President—Development and Acquisitions	2015	111,538	125,000	1,950,750	6,764	2,194,052
Darrell W. Crate	2016	200,769	425,000	–	–	625,769
Chairman of the Board of Directors	2015	111,538	125,000	1,950,750	–	2,187,288

(1)	Represents actual base salary earned by each named executive officer during the applicable year. For 2015, salary represents actual base salary commencing with the completion of our initial public offering on February 11, 2015.
(2)	Represents the grant date fair value of 2016 and 2015 performance LTIP unit awards based on performance outcome, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The maximum values of the 2016 LTIP awards, assuming that the highest level of performance conditions is achieved, are as follows: Ms. Baivier—$1,132,000. The maximum values of the 2015 LTIP awards, assuming that the highest level of performance conditions is achieved, are as follows: Mr. Trimble—$5,843,580; Mr. Ibe—$3,901,500; Mr. Crate—$3,901,500; and Ms. Baivier—$693,600. To have value, the 2016 and 2015 LTIP awards require our company to achieve certain relative total stockholder return thresholds (subject to absolute performance modifiers).
(3)	Represents the amounts we paid from February 11, 2015 through December 31, 2015 and during fiscal year 2016 for matching 401(k) plan contributions for Mr. Trimble, Mr. Crate, Mr. Ibe, and Ms. Baivier. We have not included the value of perquisites and other personal benefits, as the value of such compensation for fiscal year 2016 and the period February 11, 2015 through December 31, 2015 is less than $10,000 for each named executive officer.

Narrative Disclosure to Summary Compensation Table

2015 and 2016 Grants under our Equity Incentive Plan

The Board approved the issuance of 891,000 LTIP units on May 6, 2015 and 40,000 LTIP units on February 26, 2016 to members of our management team and eligible employees under our 2015 Equity Incentive Plan. Earned awards (if any) will vest 50% on February 15, 2018 and 50% on February 6, 2019, subject to our achieving certain absolute and relative total shareholder returns and the recipient’s continued employment with us. Vesting will be accelerated in the event of a change in control, termination of employment by us without cause, or termination of employment by the award recipient for good reason, death, disability or retirement. If there is a change in control prior to February 15, 2018, earned awards will be calculated based on total shareholder return performance up to the date of the change in control. The LTIP unit awards (i) are subject to forfeiture to the extent awards are not earned and (ii) prior to the performance measurement date are only entitled to one-tenth (10%) of the regular quarterly distributions payable on common units. We measure the LTIP unit awards at the fair value on date of grant. The LTIP units awarded to our named executive officers in 2016 and 2015 are set forth in the Summary Compensation Table above and the Outstanding Equity Awards at Fiscal Year-End 2016 are set forth in the table below.

2015 and 2016 Annual Bonuses

Our named executive officers are eligible to earn annual discretionary cash performance bonuses. Eligibility to receive these cash bonuses is expected to incentivize our named executive officers to strive to attain Company and/or individual performance goals that further our interests and the interests of our stockholders. The applicable terms and conditions of the cash bonuses are determined by our compensation committee.

The bonuses paid to our named executive officers for 2015 and 2016 are set forth in the Summary Compensation Table above.

Other Elements of Compensation

Employee Benefits and Perquisites. Our full-time employees are eligible to participate in health and welfare benefit plans, such as medical, dental, life and long-term disability insurance. Pursuant to the terms of their respective employment agreements, Mr. Trimble and Ms. Baivier are also entitled to certain perquisites. See “—Severance and Change in Control Benefits” below.

401(k) Plan. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to a 401(k) plan. We established a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

Outstanding Equity Awards at Fiscal Year-End 2016

The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer as of the fiscal year ended December 31, 2016.

	Equity Incentive Plan Awards
Name	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
William C. Trimble, III	723,754	$14,489,554
Meghan G. Baivier	169,428	3,391,958
Michael P. Ibe	483,219	9,674,034
Darrell W. Crate	483,219	9,674,034

(1)	The number and market or payout value of the equity incentive plan awards is based on the amount that would have been earned pursuant to the 2016 LTIP awards if our performance period had ended on December 31, 2016. As of December 31, 2016 our annualized total shareholder return since IPO was 20.3% which was in excess of 125% of the annualized total shareholder return of the FTSE NAREIT Equity REIT Index over the same period. Assuming the performance period had ended on December 31, 2016, the Company would have achieved the maximum total shareholder return objectives under the LTIP awards.
(2)

On May 6, 2015 and February 26, 2016, these named executive officers received LTIP units. Earned awards (if any) will vest 50% on February 15, 2018 and 50% on February 6, 2019, subject to our achieving certain absolute and relative total shareholder returns and the recipient’s continued employment with us. Vesting will be accelerated in the event of a change in control, termination of employment by us without cause, or termination of employment by the award recipient for good reason, death, disability or retirement. If there is a change in control prior to February 15, 2018, earned awards will be calculated based on total shareholder return performance up to the date of the change in control. The LTIP unit awards (i) are subject to forfeiture to the extent awards are not earned and (ii) prior to the performance measurement date are only entitled to one-tenth (10%) of the regular quarterly distributions payable on common units.

Severance and Change in Control Benefits

We entered into an employment agreement with William C. Trimble, III, our Chief Executive Officer and President, in connection our initial public offering in February 2015 and an employment agreement with Meghan G. Baivier, our Executive Vice President, Chief Financial Officer and Chief Operating Officer, on May 12, 2015.

The agreements with Mr. Trimble and Ms. Baivier each have a term of three years and will automatically extend for an additional one-year term at the expiration of the initial term and the anniversary of such initial term unless either party provides written notice of non-renewal no later than 180 days prior to the expiration of the initial term or the one-year extended term. Under the terms of agreements with Mr. Trimble and Ms. Baivier, they are entitled to receive an annual base salary of $250,000 and $225,000, respectively.

Each employment agreement also provides for bonuses to be determined by the compensation committee of the Board, in its sole discretion, based on such factors relating to the performance of Mr. Trimble or Ms. Baivier, as applicable, or us as it deems relevant. The agreements also provide eligibility for vacation and for participation in various employee benefits such as health, dental, life and disability insurance, the 2015 Plan and 401(k) plan.

Pursuant to the terms of the employment agreements with Mr. Trimble and Ms. Baivier, upon termination of the executive’s employment by us without “cause” (as defined in the executive’s employment agreement) or by the executive for “good reason” (as defined in the applicable employment agreement), subject to the executive signing a separation agreement and mutual release, the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to six months of the executive’s base salary at the time of termination;

•	a prorated portion of the annual bonus for the year of termination, calculated based on the executive’s target bonus for such year;

•	a lump sum cash payment equal to half of the annual premium payable by us for the executive’s health and dental insurance; and

•	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Neither of the employment agreements provide for any tax gross-ups and, in the event the executive becomes subject to the Section 280G golden parachute excise tax under Section 4999 of the Code, the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.

All of the cash severance payments described above are to be made as lump sum payments within 30 days after the date of termination of the executive’s employment. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months and one day after termination during which time the payments will accrue interest at the short-term applicable federal rate.

Each employment agreement also provides that in the event the executive’s employment is terminated on account of death or disability, the executive or his or her beneficiary in the case of death will receive the following payments:

•	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and

•	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Under separate agreements, each of our named executive officers is subject to certain restrictive covenants, including non-competition and non-solicitation covenants during their employment with us and for twelve months after termination of employment. As Mr. Ibe currently resides in the State of California where, generally, noncompetition agreements are not enforceable, his agreement does not include a non-competition covenant following termination of his employment with us.

Pursuant to the terms of the 2015 LTIP awards, vesting of LTIP units will be accelerated in the event of a change in control, termination of employment by us without cause, or termination of employment by the award recipient for good reason, death, disability or retirement. If there is a change in control prior to February 15, 2018, earned awards will be calculated based on total shareholder return performance up to the date of the change in control.

Executive and Director Compensation Process

Our compensation committee is scheduled to meet several times during the current year in connection with the consideration and determination of executive compensation. As the timing of many compensation decisions follow a predictable annual schedule, regular meetings and general agenda topics are scheduled well in advance by our compensation committee. Special meetings are scheduled as needed by our compensation committee, and specific meeting agendas are prepared by the chair of our compensation committee and our Chief Executive Officer and President, although they reflect the direction of the full compensation committee. In certain circumstances, our compensation committee may also take actions by written consent to address compensation matters that have been previously discussed and/or are summarized by our Chief Executive Officer and President, a consultant engaged by our compensation committee or other advisor to us or our compensation committee. Our compensation committee has the authority to determine all compensation payable to our executive officers. Additionally, our compensation committee engaged FPL to review our policies and procedures with respect to executive compensation and assist our compensation committee in implementing and maintaining compensation plans.

Compensation Committee Interlocks and Insider Participation

During 2016, the following directors, all of whom are independent directors, served on our compensation committee: William H. Binnie, Cynthia A. Fisher, Emil W. Henry, Jr. and James E. Mead. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of shares of our common stock and common units in our operating partnership as of March 31, 2017, with respect to:

•	each of our directors;

•	each of our executive officers;

•	each person known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock or the outstanding shares of our common stock and common units in our operating partnership; and

•	all of our directors and executive officers as a group.

Beneficial ownership of shares and common units is determined under rules of the SEC and generally includes any shares or common units, as applicable, over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock and common units in our operating partnership shown as beneficially owned by them. Shares of our common stock and common units in our operating partnership that a person has the right to acquire within 60 days of March 31, 2017, are deemed to be outstanding and beneficially owned by the person having the right to acquire such shares or common units for purposes of the table below, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

As of March 31, 2017, there were 36,991,430 shares of our common stock outstanding and 8,958,253 common units of our operating partnership outstanding, including common units in our operating partnership owned by us.

Unless otherwise indicated, all shares and common units are owned directly. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 2101 L Street NW, Suite 650, Washington, D.C. 20037.

	Common Stock		Common Stock and Units
Name of Beneficial Owner	Numbers of Shares Beneficially Owned	Percentage of All Shares(1)	Number of Shares and Units Beneficially Owned	Percentages of All Shares and Units(2)
5% Stockholders:
AEW Capital Management, L.P. and AEW Capital Management, Inc.(3)	1,783,557	4.8%	1,783,557	3.9%
BlackRock, Inc.(4)	2,195,200	5.9%	2,195,200	4.8%
JPMorgan Chase & Co.(5)	3,964,199	10.7%	3,964,199	8.6%
Michael P. Ibe(6)	10,000	*	5,782,319	12.6%
The Vanguard Group(7)	4,027,289	10.9%	4,027,289	8.8%
Executive Officers, Directors:
William C. Trimble, III(8)	81,713	*	119,672	*
Darrell W. Crate(9)	55,893	*	1,109,509	2.4%
Michael P. Ibe(6)	10,000	*	5,782,319	12.6%
Meghan G. Baivier	–	*	–	*
Alison M. Bernard(10)	501	*	501	*
William H. Binnie(11)	10,699	*	10,699	*
Cynthia A. Fisher(11)(12)	80,247	*	80,247	*
Emil W. Henry, Jr.(11)	10,699	*	10,699	*
James E. Mead(11)(13)	32,699	*	32,699	*
All directors and executive officers as a group (10 persons)	282,450	*	7,146,344	15.6%

*	Represents less than 1.0%
(1)	Based on 36,991,430 shares of common stock outstanding as of March 31, 2017.
(2)	Based on 36,991,430 shares of our common stock and 8,958,253 units in our operating partnership outstanding as of March 31, 2017.
(3)	Based solely on information contained in a Schedule 13G jointly filed by AEW Capital Management, L.P. and AEW Capital Management, Inc. with the SEC on February 14, 2017. The address of AEW is Two Seaport Lane, Boston, MA 02110.
(4)	Based solely on information contained in a Schedule 13G filed by BlackRock, Inc. and certain of its affiliates with the SEC on January 30, 2017. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)	Based solely on information contained in a Schedule 13G/A filed by JPMorgan Chase & Co. and certain of its subsidiaries with the SEC on January 17, 2017. The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, NY 10055.
(6)	Includes 5,759,819 common units that Mr. Ibe received in the formation transactions and 12,500 common units that Mr. Ibe received in exchange for the contribution of the DEA – Pleasanton property on October 21, 2015. These common units are held by Western Devcon, Inc. and Western OP Holdings, LLC, each of which are wholly owned by Mr. Ibe. Includes 5,689,006 common units, which are pledged as collateral to secure a line of credit as permitted under the terms of a contractual right to pledge entered into by the Company and Mr. Ibe in connection with the formation transactions agreements. The address for Western Devcon, Inc. and West OP Holdings, LLC is 10525 Vista Sorrento Parkway, Suite 110, San Diego, CA 92121.

(7)	Based solely on information contained in a Schedule 13G/A filed by the Vanguard Group and certain of its subsidiaries with the SEC on February 9, 2017. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(8)	Includes 5,713 shares of common stock and 37,959 common units the Mr. Trimble received in connection with the partial liquidation of certain funds that contributed properties at the time of our initial public offering.
(9)	Includes (i) 18,210 common units and 10,893 shares of common stock which Mr. Crate owns indirectly through Easterly Holdings II LLC, received in connection with the partial liquidation of certain funds that contributed properties at the time of our initial public offering, and (ii) 1,035,406 common units Mr. Crate owns indirectly through Easterly Capital, LLC, which are pledged as collateral to secure a line of credit pursuant to a contractual right to pledge entered into by the Company and Mr. Crate in connection with certain formation transaction agreements entered into at the time of our initial public offering. The address for Easterly Capital, LLC is 138 Conant Street, Beverly, MA 01915.
(10)	Includes 501 shares of common stock that Ms. Bernard received in connection with the partial liquidation of certain funds that contributed properties at the time of our initial public offering.
(11)	Includes 4,032 shares of restricted common stock granted to each of our non-employee directors under our 2015 Equity Incentive Plan which will vest upon our 2017 annual stockholder meeting.
(12)	Includes (i) 12,736 shares held by a pension in which Ms. Fisher is the administrator and holds a remainder interest (ii) 1,000 shares held by Ms. Fisher’s father, (iii) 5,712 shares held by a profit sharing trust in which Ms. Fisher is the administrator and holds a remainder interest, and (iv) 6,800 shares in accounts for her children where she serves as custodian.
(13)	Includes 28,666 shares that James E. Mead owns through The Mead Family Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based on our records and other information, we believe all reporting persons filed all the applicable SEC reports required for 2016 within the required timeframe, except as noted below. Due to an inadvertent administrative error, Mr. Ibe was late in filing a Form 4 with respect to common units that Mr. Ibe received in exchange for the contribution of the DEA – Pleasanton property. The required report disclosing the transaction was filed on September 2, 2016. Due to an inadvertent administrative error, Mr. Crate was late in Filing a Form 4 with respect to shares of common stock acquired by UTMA accounts for the benefit of his children. The required report disclosing the beneficial ownership was filed on March 17, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Formation Transactions

Each property acquired by us through our operating partnership in connection with our initial public offering was previously owned by the Easterly Funds or by Western Devcon. In addition, in connection with the formation transactions, the owner of the management entities, which is in turn owned by Darrell W. Crate, our Chairman, contributed all of the interests in the management entities to our operating partnership.

The Easterly Funds received as consideration for the contribution of the property-owning subsidiaries an aggregate of 3,308,000 shares of common stock and 8,635,714 common units. On May 11, 2016, the Easterly funds completed a partial liquidation. In connection with the partial liquidation, the shares of common stock and common units previously held by the Easterly Funds were distributed in accordance with the terms of the respective Easterly Funds’ partnership agreement, which provide for the payment of incentive distributions to the general partners of the Easterly Funds that were in turn allocated to certain of our executive officers, directors and their affiliates at such time. Our executive officers that received incentive distributions were William C.

Trimble, III, our Chief Executive Officer and President, Darrell W. Crate, our Chairman and Alison M. Bernard, our Executive Vice President and and Chief Accounting Officer. See “Security Ownership of Certain Beneficial Owners and Management”.

In exchange for the contribution by Western Devcon of its interests in the properties being contributed as part of the formation transactions, Western Devcon, or its beneficial owner, Michael P. Ibe, a director and our Executive Vice President—Development and Acquisitions, received 5,759,819 common units, valued at approximately $86.4 million. The owner of the management entities received as consideration for the contribution of the management entities an aggregate of 1,135,406 common units in our operating partnership, valued at approximately $17.0 million.

Partnership Agreement

In connection with the formation transactions and our initial public offering, we entered into an amended and restated partnership agreement of our operating partnership, which we refer to as the partnership agreement. The partnership agreement provides that Easterly Government Properties, Inc. may not transfer any of its interest in our operating partnership, withdraw as general partner of our operating partnership or consummate a fundamental transaction, including a merger, consolidation or sale of all or substantially all of its assets, subject to certain limited exceptions, without partnership approval, as such term is defined in the partnership agreement. Partnership approval is obtained when the sum of (a) the number of common units issued in the formation transactions and consenting to the transaction that are held by Western Devcon, the Easterly Funds and Easterly Capital, LLC, plus (b) the product of (x) the number of common units held by Easterly Government Properties, Inc. and its subsidiaries multiplied by (y) the percentage of the votes that were cast in favor of the transaction by the holders of shares of our common stock, exceeds 50% of the aggregate number of common units issued in the formation transactions and common units held by Easterly Government Properties, Inc. and its subsidiaries outstanding at such time. This right to vote by certain holders of common units on a transfer or assignment of Easterly Government Properties, Inc.’s interest in our operating partnership, withdrawal as general partner of our operating partnership and consummation of a fundamental transaction will permanently terminate at such time as we own more than 85% of the aggregate of (a) the outstanding common units held by us and (b) the common units issued in the formation transactions that are held by Western Devcon, the Easterly Funds and Easterly Capital, LLC, their respective affiliates and direct or indirect investors. On May 11, 2016, the Easterly funds completed a partial liquidation. In connection with the partial liquidation, the shares of common stock and common units previously held by the Easterly Funds were distributed in accordance with the terms of the respective Easterly Funds’ partnership agreement. As of March 31, 2017, Western Devcon, the Easterly Funds and Easterly Capital, LLC owned an aggregate of approximately 14.9% of the outstanding common units and Easterly Government Properties, Inc. owned approximately 80.5% of the outstanding common units.

Our interest in our operating partnership generally entitles us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership. We generally have the exclusive power under the partnership agreement to manage and conduct the business and affairs of our operating partnership, subject to certain approval and voting rights of the limited partners.

Employment Agreements

We entered into an employment agreement with Mr. Trimble on January 30, 2015 and an employment agreement with Ms. Baivier on May 12, 2015. These agreements provide certain benefits to Mr. Trimble and Ms. Baivier. We may enter into similar agreements with certain executive officers that we hire in the future.

Director Nomination Agreement

Concurrent with the formation transactions, we entered into a director nomination agreement with Michael P. Ibe providing Mr. Ibe with the right to designate one director to our Board and the right to designate one board observer who may attend all meetings of our Board. This right will terminate at such time as Mr. Ibe or any entity controlled by Mr. Ibe owns an aggregate number of shares of our common stock and common units in our operating partnership representing less than 10% of the then outstanding shares of our common stock on a fully-diluted basis. Mr. Ibe is the current designee to our Board pursuant to the terms of the director nomination agreement.

Review and Approval of Future Transactions with Related Persons

Our Board has approved a Related Person Transaction Approval and Disclosure Policy for the review, approval or ratification of any related person transaction. Under this policy all related person transactions, other than a transaction for which an obligation to disclose under Item 404 of Regulation S-K (or any successor provision) arises solely from the fact that a beneficial owner, other than the affiliates of our predecessor, of more than 5% of a class of the company’s voting securities (or an immediate family member of any such beneficial owner) has an interest in the transaction, must be reviewed and approved by a majority of the disinterested directors on our Board in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related person transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item  404 of Regulation S-K (or any successor provision) promulgated by the SEC.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a proxy statement to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Stockholder Proposals

Stockholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2018 annual meeting must submit their proposals to us on or before December 11, 2017.

Apart from the SEC’s Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to the Secretary of the Company, at Easterly Government Properties, Inc., 2101 L Street NW, Suite 650, Washington, D.C. 20037. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

•	not earlier than the 150th day nor later than 5:00 p.m., New York time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or

•

not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., New York time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

Assuming that our 2018 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2017 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2018 annual meeting after November 11, 2017 and no later than 5:00 p.m., New York time, on December 11, 2017.

Attendance at the Meeting

All stockholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report, Proxy Notice, notice of annual meeting and/or proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report, Proxy Notice, notice of annual meeting and/or proxy statement to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report, notice of annual meeting and/or proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request in writing to Easterly Government Properties, Inc., 2101 L Street NW, Suite 650, Washington, D.C. 20037, Attention: Investor Relations or by telephone at (202) 596-3947.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors

William C. Trimble, III

Chief Executive Officer, President and Director

Washington, D.C.

April 10, 2017

EASTERLY GOVERNMENT PROPERTIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 9, 2017

This proxy is solicited by the Board of Directors

The undersigned hereby appoints William C. Trimble, III and Darrell W. Crate, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Easterly Government Properties, Inc. held of record by the undersigned on March 24, 2017, at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Time on May 9, 2017, at 2101 L Street NW, Suite 650, Washington, D.C. 20037, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “For” all nominees for director, “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and “For” the approval of an amendment to the 2015 Equity Incentive Plan that will increase the number of shares of common stock reserved for issuance under the plan by 3,000,000 shares.

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

(Continued and to be signed on the reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held May 9, 2017.

The Proxy Statement and our 2016 Annual Report to Stockholders are available at:

http://www.viewproxy.com/easterlygvtprop/2017

Please mark your votes like this ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR all nominees listed:

1. Election of Directors	FOR	WITHHOLD	FOR ALL EXCEPT

	☐	☐	☐
Nominees:

(01) William C. Trimble, III	(05) Cynthia A. Fisher

(02) Darrell W. Crate	(06) Emil W. Henry, Jr.

(03) Michael P. Ibe	(07) James E. Mead

(04) William H. Binnie

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.)  ☐

CONTROL NUMBER

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line above.
The Board of Directors recommends you vote FOR the following proposal:
		FOR	AGAINST	ABSTAIN
2.	Ratification of the audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:
3. Approval of an amendment to the 2015 Equity Incentive Plan to increase the number of shares reserved for issuance.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE:	At the discretion of such proxies on such other matters as may properly come before the meeting or any adjournment thereof.
Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Date

Signature

Signature (Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:
Go to www.AALvote.com/DEA Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.